Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is dated as of August 1, 2012 and is made with reference to (i) that certain Purchase Agreement dated as of July 17, 2006 (as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008, that certain Second Amendment to Purchase Agreement dated as of September 26, 2008, that certain Amendment and Limited Waiver to the Note Agreements dated as of April 1, 2009 (the “April 2009 Amendment”), that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009 (the “June 2009 Amendment”), that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 (the “March 2010 Amendment”) and that certain Amendment and Limited Waiver to Note Agreements dated as of December 14, 2011 (the “December 2011 Amendment”)), among NextWave Wireless LLC, a Delaware limited liability company (“NextWave”), certain guarantors named therein, certain purchasers named therein and The Bank of New York Mellon (formerly known as The Bank of New York) (“BNYM”), as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Purchase Agreement”), (ii) that certain Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008 (as amended by the April 2009 Amendment, the June 2009 Amendment, the March 2010 Amendment and the December 2011 Amendment and as supplemented by that certain Second Lien Incremental Indebtedness Agreement dated as of July 2, 2009), among NextWave, NextWave Wireless Inc., a Delaware corporation (“Parent”), certain guarantors named therein, certain purchasers named therein and BNYM, as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Purchase Agreement”), and (iii) that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008 (as amended by the April 2009 Amendment, the June 2009 Amendment, the March 2010 Amendment and the December 2011 Amendment), among NextWave, Parent, certain guarantors named therein, certain purchasers named therein and BNYM, as Collateral Agent (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Third Lien Exchange Agreement”, and together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, each a “Note Agreement” and, collectively, the “Note Agreements”). Capitalized terms used, but not defined herein, shall have the respective meanings ascribed thereto in the applicable Note Agreement.

WHEREAS, NextWave has advised the holders of all of the Notes issued pursuant to the First Lien Purchase Agreement, the Second Lien Purchase Agreement and the Third Lien Exchange Agreement (collectively, the “Noteholders”) that they desire for NextWave Broadband, Inc., a Delaware corporation (“Spinco Asset Seller”), to form a wholly-owned subsidiary (“Spinco”) and transfer to Spinco all of its assets and certain of its liabilities relating to and including licenses granted by the FCC authorizing Spinco Asset Seller and its Affiliates to construct and operate Broadband Radio Service channels, and lease agreements pursuant to which Spinco Asset Seller leases Broadband Radio Service channels or leases the excess capacity on certain channels under certain licenses granted by the FCC authorizing the construction and operation of Educational Broadband Radio Service channels (the “Asset Transfer”);

WHEREAS, NextWave has also advised the Noteholders that Parent desires to be acquired by AT&T Inc. (“Equity Buyer”) in an all-cash reverse-triangular merger, pursuant to which a newly-formed subsidiary of Equity Buyer will merge with and into Parent, with Parent surviving the merger as a wholly-owned subsidiary of Equity Buyer (the “Merger”), pursuant to an agreement and plan of merger in the form of Exhibit A attached hereto (the “Merger Agreement”);

WHEREAS, in connection with the Merger, Equity Buyer desires to acquire all of the Notes held by the Noteholders (the “Note Purchase”), pursuant to note purchase agreements with each Noteholder (the “Note Purchase Agreements”);

WHEREAS, in furtherance of the Asset Transfer, the Merger, and the Note Purchase, the Note Parties and the Noteholders intend to amend the Note Agreements in the form of the Amended and Restated Note Agreements (the “Amended and Restated Note Agreements”) and amend certain of the other Note Documents to permit the consummation of the Merger and the other transactions reflected in the Summary of Terms attached hereto as Exhibit B (the “Amendment Terms”); and

WHEREAS, in order to effectuate the Proposed Transactions, NextWave has requested that the Noteholders agree to temporarily forbear from taking any Enforcement Actions (as defined below) against it based upon the Covered Defaults under the Note Agreements, and the Noteholders are willing to do so, but only to the extent, and on the terms and conditions expressly set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the Noteholders party hereto to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. ACKNOWLEDGEMENTS OF EVENTS OF DEFAULT. Each Note Party acknowledges and agrees that (i) during the term of this Agreement, Events of Defaults will occur or are reasonably likely to occur if the Proposed Transactions (as defined below) are not consummated; (ii) immediately upon the occurrence of any Event of Default under the Note Documents, (a) First Lien Holders and First Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the First Lien Purchase Agreement, the First Lien Notes, the other Note Documents (as defined in the First Lien Purchase Agreement) and applicable law, (b) subject to the provisions of the Intercreditor Agreement (as defined in the First Lien Purchase Agreement), Second Lien Holders and Second Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the Second Lien Purchase Agreement, the Second Lien Notes, the other Note Documents (as defined in the Second Lien Purchase Agreement) and applicable law, and (c) subject to the provisions of the Intercreditor Agreement, Third Lien Holders and Third Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the Third Lien Exchange Agreement, the Third Lien Notes, the other Note Documents (as defined in the Third Lien Exchange Agreement) and applicable law (clauses (a), (b) and (c), the “Enforcement Actions”).

Section 2. RATIFICATION AND REAFFIRMATION OF OBLIGATIONS AND LIENS.

(a) Each Note Party hereby ratifies and reaffirms the validity and enforceability of all of the obligations under each Note Document and of each Note Document and agrees that its obligations under each such Note Document and this Agreement are its legal, valid and binding obligations enforceable against it in accordance with the respective terms hereof and thereof and that it has no defense (whether legal or equitable), set-off or counterclaim to the payment or performance of such obligations in accordance with the terms of the Note Documents. Each Note Party agrees and acknowledges that all agreements, representations and warranties made under the Note Documents to which it is a party survive the execution and delivery of this Agreement and the occurrence of the Maturity Date (as defined in each Note Agreement).

(b) Each Note Party party to any of the Collateral Documents (as defined in each Note Agreement) hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Collateral Documents, as collateral security for the indebtedness incurred pursuant to the Note Agreements, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.

(c) Parent and each other Guarantor hereby acknowledge and agree that each of the Guaranties to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

Section 3. AGREEMENTS TO FORBEAR FROM ENFORCEMENT ACTION.

(a) Subject to the terms and conditions contained herein, each Noteholder agrees to forbear from taking any Enforcement Action in connection with any Event of Default under the respective Note Documents to which such Noteholder, as applicable, is party other than any Event of Default under Sections 6.1(g)(1), (g)(2), and (h) of the First Lien Purchase Agreement and Sections 6.1(i)(1), (i)(2), and (j) of each of the Second Lien Purchase Agreement, and the Third Lien Exchange Agreement (the Events of Default under the Note Documents other than such specified Events of Default, the “Covered Defaults”) until the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement), (ii) the Merger has been deemed closed in accordance with and upon the terms set forth in the Merger Agreement, (iii) sixty (60) days after the date on which the Merger Agreement is terminated in accordance with its terms, and (iv) January 31, 2014 (such earliest date, the “Forbearance Maturity Date”).

(b) None of the forbearances contained in this Agreement shall constitute a waiver of the existence of any Covered Defaults under any of the Note Documents. Notwithstanding the foregoing, the Noteholders hereby waive the right to charge, accrue or collect default interest at any time prior to the Forbearance Maturity Date, and therefore the Noteholders shall not be entitled to charge, accrue or collect default interest at any time prior to the Forbearance Maturity Date; provided however that if the Proposed Transactions are not consummated by the Forbearance Maturity Date the Noteholders hereby expressly reserve the right to accrue default interest (including any default interest that otherwise would have accrued on or prior to such Forbearance Maturity Date) in accordance with the applicable Purchase Agreement upon the occurrence and during the continuance of an Event of Default (including without limitation, any Covered Default that constitutes an Event of Default) under such Purchase Agreement retroactively to the date of such Event of Default.

(c) Each Noteholder hereby gives the Note Parties notice that, and the Note Parties further acknowledge and affirm that, at any time on or after the Forbearance Maturity Date, the agreement of each Noteholder to forbear from taking any Enforcement Action under the respective Note Documents shall cease and be of no further force or effect, and each Noteholder shall be entitled to exercise all rights and remedies available to it under the applicable Note Documents or otherwise, without further notice or demand.

Section 4. WAIVER AND CONSENTS RELATING TO TRANSACTIONS. Subject to the terms and conditions of this Agreement, and solely to the extent described herein, the Noteholders hereby consent to (i) the Asset Transfer to Spinco, (ii) the Note Parties’ entry into the Merger Agreement, (iii) the consummation of the Merger solely on the terms and conditions set forth in the Merger Agreement without any waiver or amendment thereof (absent the express written consent of the Noteholders), (iv) the entry by Noteholders into the Note Purchase Agreements, (v) the sale of the Notes pursuant to the Note Purchase Agreements, (vi) the entry by the Note Parties and the Noteholders into the Amended and Restated Note Agreements, and (vii) the amendment of the other Note Documents to reflect the Amendment Terms (clauses (i), (ii), (iii), (iv), (v), (vi), and (vii) collectively, the “Proposed Transactions”), and in connection with the Proposed Transactions, hereby waive, solely with respect to the Proposed Transactions, each provision of the Purchase Agreements that prohibits the consummation of the Proposed Transactions. Without limiting the generality of the foregoing, each Noteholder hereby expressly waives, solely with respect to the Proposed Transactions, compliance with any term or provision set forth in (A) Section 5.14(a) of any Note Agreement that requires any Note Party to, with respect to the Asset Transfer,

(I) apply the Net Proceeds thereof to make a mandatory redemption of Notes pursuant to Section 8.1(b) of the Note Agreements, (II) receive consideration that yields Net Proceeds greater than the aggregate original purchase price paid by any Note Party or any of its Subsidiaries for such assets or (III) receive consideration in the form of cash or Cash Equivalents, (B) Section 5.15 of any Note Agreement that prohibits any Note Party from, with respect to the Merger, (I) consolidating or merging with or into another Person or (II) consummating a stock sale or other business combination (including without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock, (C) Section 5.18 of any Note Agreement that requires any Note Party to make a Change of Control Offer upon the occurrence of a Change of Control in connection with the Merger and (D) Section 5.27 of any Note Agreement that requires any Note Party to, with respect to the Asset Transfer, cause each FCC License and Spectrum Lease to be held directly by a License Subsidiary. Subject to the terms and conditions of this Agreement, and solely to the extent described herein, NextWave hereby consents to the sale of the Notes pursuant to the Note Purchase Agreements.

Section 5. LIMITED AGREEMENT.

(a) Each Noteholder’s agreement to forbear from taking Enforcement Actions shall be limited precisely as written and shall not be deemed (i) to be an amendment or waiver of any of the Covered Defaults or any other term or condition of its respective Note Documents, to prejudice any right or remedy which it may now have or may have in the future under or in connection with the Note Documents or otherwise or (ii) to be a consent to any future agreement or waiver, in each case, except as set forth herein.

(b) Subject to Section 3(a) above, the Noteholders reserve the right, to the extent provided in the applicable Note Agreement, to exercise any or all of their rights and remedies under the applicable Note Agreement, the Intercreditor Agreement and other Note Documents as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, and the Noteholders have not waived any of such rights or remedies, and nothing in this Agreement, and no failure, delay or course of dealing on any of their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies. No single or partial exercise of any right of the Noteholders shall preclude any later exercise of such right, and failure by the Noteholders to require strict performance of any provision of the Note Documents shall not affect any right of the Noteholders to demand strict compliance and performance thereunder.

Section 6. CONDITIONS TO EFFECTIVENESS; COVENANTS; CONSENT OF THIRD LIEN HOLDERS.

(a) This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(i) Each Note Party shall have delivered to each of the Noteholders an executed copy of this Agreement.

(ii) The holders of the Notes under the First Lien Purchase Agreement, the holders of the Notes under the Second Lien Purchase Agreement, and holders of the Notes under the Third Lien Exchange Agreement shall have executed a copy of this Agreement.

(iii) The Noteholders shall have received a fully executed copy of the Merger Agreement.

(iv) The Noteholders shall have received fully executed copies of the Note Purchase Agreements.

(v) There shall be no action, suit or proceeding at law or in equity by or before any court or governmental agency, authority or body or any arbitrator involving any Note Party or its property pending or, to the knowledge of any Note Party, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Note Parties’ obligations under this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or by the Merger Agreement or the other Proposed Transactions or (ii) is or would be reasonably expected to have a material adverse effect on the business, property, operations or conditions of the Note Parties taken as a whole.

(vi) All representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of the Effective Date.

(b) Each Note Party jointly and severally agrees to pay within ten (10) business days after the Effective Date all out-of-pocket fees and expenses of (i) the Noteholders, including the reasonable fees and expenses incurred to date of O’Melveny & Myers LLP, Milbank, Tweed, Hadley & McCloy LLP, Covington & Burling LLP, and Seyfarth Shaw LLP, (ii) Wilmington Trust, National Association, including the reasonable fees and expenses incurred to date of Seward & Kissel LLP, and (iii) Wells Fargo Bank, N.A., including the reasonable fees and expenses incurred to date of Perkins Coie LLP.

(c) Each Note Party and the Note Holders agree to amend the other Note Documents to reflect the Amendment Terms within ten (10) business days of the Effective Date. The Note Parties and the Note Holders shall cooperate in good faith and take all actions reasonably requested in furtherance of the foregoing.

(d) Each of the undersigned Noteholders hereby authorizes the Holder Representative to take all action instructed by the Noteholders with respect to the negotiation, execution and delivery of all documents and agreements relating to the Proposed Transactions (the “Amended Note Documents”), subject to the following sentence. Such action must be taken the Holder Representative if it is authorized and instructed in writing by Noteholders representing at least two-thirds (66-2/3%) of the aggregate principal amount of the Notes issued under each of the Note Agreements. The undersigned Noteholder hereby grants to the Holder Representative full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, including the execution of the Amended Note Documents, which Amended Note Documents shall be fully binding upon each Noteholder upon the execution thereof by the Holder Representative. Notwithstanding the forgoing, any change from the terms and conditions set forth in the existing Note Documents, as modified hereby and by the Amendment Terms, which (i) adversely impact the economic terms (such as a reduction in interest rates), (ii) materially adversely affects the Noteholders taken as a whole or (iii) has a materially adverse disparate impact on a Noteholder, will require the consent of the Noteholders negatively affected thereby.

(e) The Note Parties shall cause the Merger to be consummated in accordance the terms of the Merger Agreement on or prior to January 31, 2014.

(f) The Note Parties shall cause the Asset Transfer to be consummated within thirty (30) days of the Effective Date.

(g) The Note Parties shall pay the reasonable fees and expenses of (i) the Noteholders in connection with the enforcement of their rights under the Note Agreements and this Agreement, including the reasonable fees and expenses of O’Melveny & Myers LLP, Milbank, Tweed, Hadley & McCloy LLP, Covington & Burling LLP, and Seyfarth Shaw LLP, (ii) Wilmington Trust, National Association, in accordance with the documents to which it is a party with one or more of the Note Parties, including the reasonable fees and expenses of Seward & Kissel LLP, and (iii) Wells Fargo Bank, N.A., in accordance with the documents to which it is a party with one or more of the Note Parties, including the reasonable fees and expenses of Perkins Coie LLP.

(h) The Noteholders shall cause the Collateral Agents for each of the Noteholders to execute this Agreement within ten (10) business days after the Effective Date.

(i) The Noteholders agree to enter into an agreement with the Stockholders Representative (as defined in the Merger Agreement) containing affirmative obligations of the Noteholders to deliver information to, consult with, and obtain the consent of, the Stockholders Representative in respect of matters described in Sections 2.3(d) and 2.3(e) and Article VI of the Note Purchase Agreement relating to the Third Lien Notes, which agreement shall be substantially similar to the side letter agreement contemplated by Section 9.16 of such Note Purchase Agreement.

Section 7. REPRESENTATIONS AND WARRANTIES OF NEXTWAVE AND GUARANTORS. In order to induce the Noteholders party hereto to enter into this Agreement, each of NextWave, Parent and the other Guarantors under each of the Note Agreements, by its execution of a counterpart of this Agreement, represents and warrants that:

(a) such Note Party has all requisite corporate, partnership or limited liability company power and authority, as applicable, to enter into this Agreement and to carry out the transactions, including the Proposed this Agreement, contemplated by, and perform its obligations under, this Agreement;

(b) the execution and delivery of this Agreement and the performance of the Agreement and the transactions contemplated hereby, including the Proposed Transactions, have been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, on the part of the applicable Note Party, except as contemplated by the documents governing the Proposed Transactions;

(c) except as contemplated by the documents governing the Proposed Transactions, the execution and delivery by such Note Party of this Agreement and the performance by such Note Party of this Agreement and the Proposed Transactions do not and will not (i) upon the occurrence of the authorizations contemplated pursuant to clause (b) above, violate any provision of any law or any governmental rule or regulation applicable to such Note Party, or violate any Organizational Document of such Note Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any FCC License, Spectrum Lease or other Material Contract of any Note Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Note Party (other than Liens pursuant to the Note Documents), or (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Contractual Obligation of any Note Party, except for such approvals or consents obtained on or before the date of this Agreement;

(d) the execution and delivery by such Note Party of this Agreement and the performance by such Note Party of this Agreement and the Proposed Transactions do not require any Governmental Authorization by any Governmental Authority (including the FCC) except to the extent obtained on or before the date of this Agreement and except for such Governmental Authorizations as are necessary for the consummation of the Merger, which shall be obtained prior to the consummation of the Merger;

(e) this Agreement has been duly executed and delivered by such Note Party and this Agreement and the Merger Agreement are the legally valid and binding obligations of such Note Party, enforceable against such Note Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(f) after giving effect to this Agreement, no Default or Event of Default exists under the Note Agreements;

(g) except as contemplated by the documents governing the Proposed Transactions, no Noteholder has received a fee in consideration of such Holder’s consent to this Agreement; and

(h) after giving effect to this Agreement, such Note Party has performed or is in the process of performing in all material respects all agreements required to be performed on its part as set forth in the Proposed Transactions.

Section 8. REPRESENTATIONS AND WARRANTIES OF NOTEHOLDERS.

In order to induce the other Noteholders party hereto to enter into this Agreement, each of the Noteholders, by its execution of a counterpart of this Agreement, represents and warrants to each other Noteholder that it has not entered into any agreement with the Equity Buyer or its subsidiaries necessary for the closing relating to the Merger other than the agreements listed in the Equity Buyer’s letter to each Noteholder dated as of the date hereof.

Section 9. RELEASE.

(a) Except with respect to the matters, rights and obligations specified in Section 9(b) below, each Note Party, and to the extent permitted under applicable law, each Note Party’s respective directors, officers, agents, servants, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the “Releasors”) hereby releases and forever discharges each Noteholder, each Collateral Agent and each of their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as each of their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by the Releasors, and whether concealed or hidden (collectively, “Claims”), which Releasors now own or hold or have at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Note Documents or this Agreement (collectively the “Released Matters”).

(b) It is expressly understood and agreed that it is the intent of Releasors to forever release claims against Releasees arising out of the Released Matters, but that nothing herein shall affect the obligations of the Releasees arising subsequent to the date hereof, including, but not by way of limitation, compliance subsequent to the date hereof with all terms and conditions of this Agreement and the Note Documents.

(c) Without limiting the generality of the foregoing, each Note Party for itself and on behalf of the other Releasors expressly releases any and all past, present and future claims in connection with the Released Matters, about which the Releasors do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect any Releasor’s decision to enter into this release. To this end, to the extent the release under this Section 9 is a release as to which Section 1542 of the California Civil Code or any similar provision of other applicable law applies, each Note Party for itself, and on behalf of each of the other Releasors, waives all rights under Section 1542 of the California Civil Code or such similar provision of other applicable law, and acknowledges that Section 1542 of the California Civil Code provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The waiver above of rights under Section 1542 of the California Civil Code is included solely out of an abundance of caution, and shall not be construed to mean that Section 1542 of the California Civil Code is in any way applicable to the release hereunder.

(d) Each Note Party and each other Releasor knowingly and willingly waives the provisions of any law referenced in paragraph I above and acknowledges and agrees that this waiver is an essential and material term of this release. Each Note Party and each other Releasor has reviewed this release with its legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.

(e) Each Releasor executing this Agreement represents, warrants and agrees that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement or the Note Documents. Each Releasor understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Releasor or believed by such Releasor to be true. Nevertheless, each Releasor intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

Section 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Parties each acknowledge that this waiver is a material inducement for the Parties to enter into a business relationship, that the Parties have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Parties further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 12. MISCELLANEOUS.

(a) The Note Agreements and the other Note Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Noteholder under, any Note Agreement or any of the other Note Documents.

(c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No other person shall have or be entitled to assert rights or benefits hereunder except as provided herein.

Section 13. FEES AND EXPENSES. NextWave acknowledges that all costs, fees and expenses as described in Section 1.4 of the First Lien Purchase Agreement and Section 1.5 of the Second Lien Purchase Agreement incurred by the Noteholders solely with respect to this Agreement shall be for the account of NextWave. Parent and NextWave each acknowledge that all costs, fees and expenses as described in Section 1.5 of the Third Lien Exchange Agreement incurred by the Noteholders solely with respect to this Agreement shall be for the account of Parent and NextWave.

Section 14. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means (including by facsimile or attachment to electronic mail) shall be effective as delivery of a manually executed counterpart of this Agreement

Section 16. CERTIFICATION OF REGISTERS; DIRECTION TO COLLATERAL AGENT.

(a) NextWave, as registrar of the Register (as defined in the First Lien Purchase Agreement), hereby certifies to the Collateral Agent under the First Lien Purchase Agreement, and the Holders under the First Lien Purchase Agreement hereby acknowledge, that the undersigned Noteholders are the holders of 100% of the aggregate outstanding principal amount of the Notes issued under the First Lien Purchase Agreement; (ii) NextWave, as registrar of the Register (as defined in the Second Lien Purchase Agreement), hereby certifies to the Collateral Agent under the Second Lien Purchase Agreement, and the Holders under the Second Lien Purchase Agreement hereby acknowledge, that the undersigned Noteholders are the holders of 100% of the aggregate outstanding principal amount of the Notes issued under the Second Lien Purchase Agreement; and (iii) the Parent, as registrar of the Register (as defined in the Third Lien Exchange Agreement), hereby certifies to the Collateral Agent under the Third Lien Exchange Agreement, and the Holders under the Third Lien Exchange Agreement hereby acknowledge, that the undersigned Noteholders are the holders of 100% of the aggregate outstanding principal amount of the Notes issued under the Third Lien Exchange Agreement.

(b) (i) Each of the undersigned Noteholders hereby authorizes and directs the Collateral Agent under the First Lien Purchase Agreement to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the First Lien Purchase Agreement) and to forbear from taking any Enforcement Actions with respect to the Covered Defaults prior to the Forbearance Maturity Date as set forth herein; (ii) each of the undersigned Noteholders hereby authorizes and directs the

Collateral Agent under the Second Lien Purchase Agreement to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the Second Lien Purchase Agreement) and to forbear from taking any Enforcement Actions with respect to the Covered Defaults prior to the Forbearance Maturity Date as set forth herein; and (iii) each of the undersigned Noteholders hereby authorizes and directs the Collateral Agent under the Third Lien Exchange Agreement to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the Third Lien Exchange Agreement) and to forbear from taking any Enforcement Actions with respect to the Covered Defaults prior to the Forbearance Maturity Date as set forth herein.

(c) The foregoing direction shall constitute a “Direction Notice”, and the Noteholders agree that such direction is irrevocable absent the prior written consent of the Note Parties.

Section 16. THIRD PARTY BENEFICIARY. This Agreement may not be amended, restated, amended and restated, modified or waived without the express written consent of Equity Buyer. Equity Buyer is an intended third party beneficiary of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

NEXTWAVE WIRELESS LLC

By:	/s/ Frank A. Cassou
Name:	Frank A. Cassou
Title:	Secretary

NEXTWAVE BROADBAND INC., NW SPECTRUM CO., AWS WIRELESS INC., WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Frank A. Cassou
Name:	Frank A. Cassou
Title:	Secretary

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Name:	Frank A. Cassou
Title:	EVP, Corporate Development

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

FIRST LIEN HOLDERS

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners IV, LLC, its managing member

	By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.
By:	Avenue Capital Partners V, LLC, its general partner
	By:	GL Partners V, LLC, its managing member

	By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

FIRST LIEN HOLDERS (cont.)

SOLUS CORE OPPORTUNITIES LP

By: Solus Alternative Asset Management LP
Its: Investment Adviser

By:	/s/ C.J. Lanktree
Name:	Charles J. Lanktree
Title:	EVP & PM

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By: Solus Alternative Asset Management LP
Its: Investment Adviser

By:	/s/ C.J. Lanktree
Name:	Charles J. Lanktree
Title:	EVP & PM

SOLUS RECOVERY FUND LP

By: Solus Alternative Asset Management LP
Its: Investment Adviser

By:	/s/ C.J. Lanktree
Name:	Charles J. Lanktree
Title:	EVP & PM

SOLUS RECOVERY FUND OFFSHORE MASTER LP

By: Solus Alternative Asset Management LP
Its: Investment Adviser

By:	/s/ C.J. Lanktree
Name:	Charles J. Lanktree
Title:	EVP & PM

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

SECOND LIEN HOLDERS

AVENUE AIV US, L.P.
By:	Avenue AIV US Genpar, LLC its general partner

	By:	/s/ Sonia Gardner
Name: Sonia Gardner Title: Member

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

SECOND LIEN HOLDERS (cont.)

SOLA LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Christopher Pucillo
Name: Christopher Pucillo Title: CEO

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Christopher Pucillo
Name: Christopher Pucillo Title: CEO

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.
By:	Avenue Global Opportunities Fund GenPar, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE INTERNATIONAL MASTER, L.P.
By:	Avenue International Master Fund GenPar, Ltd., its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Director

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners IV, LLC, its managing member

	By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

SOLA LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Christopher Pucillo
Name: Christopher Pucillo Title: CEO

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Christopher Pucillo
Name: Christopher Pucillo Title: CEO

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

KEVIN FINN & MADELINE MARIN FINN LIVING TRUST

By:	/s/ Kevin Finn
Name: Kevin Finn
Title: Trustee

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

ALDEN GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.

By:	Alden Global Capital Limited, its investment adviser,
By:	Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name: Jason Pecora
Title: Managing Director

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P.

By:	Alden Global Capital Limited, its investment adviser,
By:	Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name: Jason Pecora
Title: Managing Director

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

/s/ Douglas Manchester
Douglas F. Manchester

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

NAVATION INC.

By:	/s/ Allen Salmasi
Name: Allen Salmasi
Title: Chief Executive Officer

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

THIRD LIEN HOLDERS (cont.)

POLGYON RECOVERY FUND L.P.
By:	Polygon Global Partners LP, its investment manager

By:	/s/ Reade Griffith
Name: Reade Griffith Title: Principal

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

ACKNOWLEDGED:

AT&T INC.

By:	/s/ Rick L. Moore
Name: Rick Moore Title: SVP – Corporate Development

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

EXHIBIT A

FORM OF AGREEMENT AND PLAN OF MERGER

[See Exhibit 2.1 to this Current Report on Form 8-K]

EXHIBIT B

SUMMARY OF TERMS

I.	OUTSTANDING NOTES

1st Lien Notes	$160mm

2nd Lien Notes	$224mm

Total 1st and 2nd Lien Notes	$384mm

3rd Lien Notes	$808mm1

The holders of the 1st Lien Notes, 2nd Lien Notes, and 3rd Lien Notes (the “Notes”) are collectively referred to herein as the “Noteholders”. NextWave Wireless Inc. is referred to herein as “Listco”. NextWave Wireless LLC is referred to herein as “Borrower”. (Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Forbearance Agreement dated as of August 1, 2012 by and among, inter alia, the Noteholders and Listco (the “Forbearance Agreement”) or as defined by reference in the Forbearance Agreement.)

II.	EVENTS TO OCCUR IN CONNECTION WITH SIGNING

A.	Restructuring of Assets and Liabilities

Borrower, Listco and the Noteholders will take the following actions and enter into definitive agreements with respect thereto within thirty days of the date of the Agreement and Plan of Merger, dated as of August 1, 2012 (the “Listco Merger Agreement”), by and among AT&T Inc. (“Acquiror”), Rodeo Acquisition Sub Inc. (“Merger Sub”) and Listco, pursuant to which Merger Sub will merge with and into Listco with Listco continuing as the surviving corporation:

1.	Spectrum and other assets will be organized among subsidiaries as follows (it being understood that prior regulatory approval may be required to effectuate these transactions, which approval process may require more than thirty days to complete, in which case Borrower, Listco and the Noteholders will use reasonable best efforts to cause such FCC approval to be obtained within the thirty day period and in the event such approval is not so obtained, Borrower, Listco and the Noteholders shall cause the restructuring to be completed as promptly as practicable following receipt of such regulatory approvals).

“Listco” will own, directly or indirectly, the U.S. 2.3 spectrum and AWS spectrum assets (the “Target Assets”) and will own, directly or indirectly, NextWave Wireless LLC, NextWave Metropolitan Inc., WCS Wireless License Subsidiary, LLC, AWS Wireless

[1]	Amounts reflect the estimated amount of principal and accrued interest to be outstanding as of December 31, 2012.

Inc., and one of those entities or one or more newly formed subsidiaries of Listco will assume, directly or indirectly, all of the assets and liabilities of other subsidiaries of Listco exclusively related to the Target Assets not already owned or held by such entities.

“Spinco”, a bankruptcy-remote entity having two independent directors employed by CT Corp. (or another similar nationally-recognized company that provides such services) and charter documents that require unanimous director consent to commence a bankruptcy, will own, directly or indirectly, the U.S. 2.5 spectrum assets (the “Spinco 2.5 Assets”) and all assets (including the equity interests of subsidiaries) other than the Target Assets and the Spinco 2.5 Assets (the “Spinco Additional Assets” and collectively with the Spinco 2.5 Assets, the “Spinco Assets”). Spinco will assume, directly or indirectly, all liabilities of Listco and its subsidiaries that are not exclusively related to the Target Assets; provided that Spinco will not assume any liabilities to the extent taken into account in the Estimated Closing Date Adjustment or Final Closing Date Adjustment.

2.

Spinco shall provide a first priority guarantee of Borrower’s obligations to the holders of the 1st Lien Notes and a second priority guarantee of Borrower’s obligations to the holders of the 2nd Lien Notes. All other guarantees, security interests and pledges with respect to the Notes shall remain in full force and effect or renewed with equal effect, as the case may be, except as otherwise set forth herein.

3.	The 3rd Lien Notes will be amended and restated to reflect the following:

a.

$325mm will remain direct obligations of Listco (the “Listco 3rd Lien Notes”) and be secured by the Target Assets, with secured guarantees from Borrower, Spinco, any other entities currently providing a guarantee in respect of the 3rd Lien Notes, and any new entity formed in connection with the restructuring contemplated hereby.

b.

An amount equal to the outstanding principal balance of the 3rd Lien Notes plus accrued and unpaid interest thereon,[2] minus $325mm, as amended and restated to contain the covenants and other terms described herein, will become direct obligations of Spinco (the “Spinco 3rd Lien Notes”, and together with the Listco 3rd Lien Notes, the “New 3rd Lien Notes”; the holders of the Spinco 3rd Lien Notes and the holders of the equity of Spinco upon exercise of the Spinco Call or the Spinco 3rd Lien Note Redemption, the “Spinco 3rd Lien Noteholders”) and be secured by the Spinco Assets, with secured guarantees from Borrower, Listco, any other entities currently providing a guarantee in respect of the 3rd Lien Notes, and any new entity formed in connection with restructuring contemplated hereby.

[2]	As of June 30, 2012, this amount was approximately $747mm.

c.

The New 3rd Lien Notes will have the same relative priority with respect to the 1st Lien Notes and 2nd Lien Notes and all guarantees and liens thereof and be subject to the same terms and intercreditor agreements, mutatis mutandis, as the existing 3rd Lien Notes, except as otherwise described herein.

d.	The Listco 3rd Lien Notes and the Spinco 3rd Lien Notes will be pari passu. The holders of the 3rd Lien Notes will hold the Listco 3rd Lien Notes and the Spinco 3rd Lien Notes pro rata.

e.

No Spinco 3rd Lien Noteholder may transfer any of its Spinco 3rd Lien Notes without transferring a pro rata portion of its Listco 3rd Lien Notes, and vice versa (subject to the transfer limitations in the Note Purchase Agreement).

4.	The Spinco 3rd Lien Notes, the 1st Lien Notes, and the 2nd Lien Notes, as applicable, shall feature the following additional terms:

a.	The Spinco 3rd Lien Notes will bear PIK interest at a rate of 16% per annum.

b.

The covenants under the Spinco 3rd Lien Notes (with commensurate changes to the 1st Lien and 2nd Lien Notes; provided however that the Spinco 3rd Lien Holders shall retain the right to direct or prohibit sales of the Spinco Assets as referenced below irrespective of the provisions of the Intercreditor Agreement) shall be tightened, including, without limitation, a prohibition on the sales of assets of Spinco without the consent of the holders of 75% of the Spinco 3rd Lien Notes (the “Required Spinco 3rd Lien Noteholders”), and the right of the Required Spinco 3rd Lien Noteholders to direct sales of the Spinco Assets, with all net proceeds of such sales transferred to the Spinco 3rd Lien Noteholder Representative on the closing of any such disposition who will hold title to such net proceeds on behalf of and in trust for the Spinco 3rd Lien Noteholders, with a redemption of Spinco 3rd Lien Notes in the amount of any net cash proceeds received in connection with such a disposition of any Spinco Assets on the closing date thereof; provided that in the case of a disposition of the Spinco Assets for securities rather than cash, the amount of the redemption of Spinco 3rd Lien Notes shall be the value of such securities at 5:00 eastern standard time on the day before the signing date of the agreement to sell such assets, as reasonably determined by the Required Spinco 3rd Lien Noteholders, and upon the direction of the Required Spinco 3rd Lien Noteholders, the Spinco 3rd Lien Noteholder Representative shall be entitled to sell any such securities received as proceeds of the disposition of the Spinco Assets, with all net proceeds of such sales of securities transferred to the Spinco 3rd Lien Noteholder Representative, who will hold title to such proceeds on behalf of and in trust for the Spinco 3rd Lien Noteholders without any additional redemption of Spinco 3rd Lien Notes; provided further upon the receipt of any net proceeds from the sale of the Spinco Assets or the sale of securities received as proceeds of the sale of Spinco Assets, the net proceeds thereof shall be held by the Spinco 3rd Lien Noteholder Representative on behalf of and in trust for the Spinco 3rd Lien Noteholders pursuant to and subject to the terms and conditions of the Intercreditor Agreement until such time as the 1st Lien Notes and 2nd Lien Notes have been satisfied in full or the holders of 66 2/3% of the 1st Lien Notes and the holders of 66 2/3% of the 2nd Lien Notes have consented to the application of such amounts by the Spinco 3rd Lien Noteholders. Notwithstanding anything herein to the contrary, at such time as there are no restrictions under the Intercreditor Agreement or the Note Purchase Agreements (as defined below) with respect to the distribution of the proceeds of the Spinco Assets to the Spinco 3rd Lien Noteholders, the Spinco 3rd Lien Noteholder Representative shall, as promptly as practicable, distribute cash or securities constituting the proceeds of any Spinco Assets to the Spinco 3rd Lien Noteholders in accordance with their pro rata shares of the of Spinco 3rd Lien Notes without any further action or approval of any kind, including any approval of the Required Spinco 3rd Lien Noteholders. The Required Spinco 3rd Lien Noteholders shall also have the right to cause the purchase by the Spinco 3rd Lien Noteholder Representative on behalf of and in trust for all of the Spinco 3rd Lien Noteholders, of all, but not less than all of the 1st Lien Notes and the 2nd Lien Notes, subject to the obligation to keep such Notes outstanding until the consummation of the Merger or, in the event that a bankruptcy is commenced by Listco or any of its subsidiaries, the exercise of the Acquiror Listco 3rd Lien Call Right and the payment in full of the 1st Lien Notes and the 2nd Lien Notes in any such bankruptcy proceeding.

c.

The Spinco 3rd Lien Noteholder Representative on behalf of the Spinco 3rd Lien Noteholders will be issued a separate call right for the purchase of stock of Spinco constituting 100% of the common stock of Spinco (the “Spinco Call”). The Spinco Call will not be exercisable until the Spinco Governance Effective Date (as defined below) shall have occurred and one of the following shall have occurred: (i) receipt of notification by the Acquiror that the Merger is to occur and that all conditions in Section 6.1 (other than Section 6.1(c)) and 6.2 of the Merger Agreement have been satisfied or waived other than those conditions which by their nature can only be satisfied at closing; (ii) the termination of the Merger Agreement; or (iii) the filing by or against Listco, Borrower, or Spinco of a voluntary or involuntary petition under the Bankruptcy Code (the “Spinco Call Exercise Date”); provided that the Spinco Call will be conditioned on (x) in the case of either clause (i) or clause (ii), the redemption of the Spinco 3rd Lien Notes in full contemporaneously therewith, (y) in the case of clause (i), the deposit of the $25mm Escrow Payment payable pursuant to Section 2.3(c) of the Merger Agreement, and (z) in the case of clause (ii), the affirmative vote of the Required Spinco 3rd Lien Noteholders to direct the Spinco 3rd Lien Noteholder Representative to exercise the Spinco Call on behalf of the Spinco 3rd Lien Noteholders (in which case, all of the Spinco 3rd Lien Notes shall be redeemed regardless of whether the holder thereof voted to exercise the Spinco Call), and the payment of $25mm (the “Spinco Call Payment”) for the benefit of the common equity holders of Listco by the Spinco 3rd Lien Noteholders electing to fund the Spinco Call Payment (the “Funding Spinco 3rd Lien Noteholders”) for the

benefit of the common equity holders of Listco (which Spinco Call Payment will not constitute a payment on account of any collateral of the Noteholders or an asset of any of the Note Parties, and the Noteholders shall agree that such Spinco Call Payment will not be subject to any mandatory prepayment or restrictions on dividends and may be distributed to the shareholders of Listco free and clear of the claims of the Noteholders). With respect to the exercise of the Spinco Call pursuant to clause (z) above, in the event there are not sufficient consenting Spinco 3rd Lien Noteholders necessary to meet the 75% threshold of the Required Spinco 3rd Lien Noteholders, any Spinco 3rd Lienholders wishing to cause the exercise of the Spinco Call Option purchase pro rata amongst the consenting 3rd Lien Noteholders the Spinco 3rd Lien Notes held by any non-consenting 3rd Lien Noteholder by the payment to such non-consenting 3rd Lien Noteholder in cash of the principal amount plus accrued interest of Spinco 3rd Lien Notes held by such non-consenting 3rd Lien Noteholder and all rights and obligations with respect thereto, upon which the Spinco 3rd Lien Notes held by such non-consenting Spinco 3rd Lien Noteholder shall be transferred automatically pro rata among the Spinco 3rd Lien Noteholders who funded the payment to such non-consenting Spinco 3rd Lien Noteholder, which shall then be deemed voted in favor of the exercise of the Spinco Call pursuant to clause (z) for purposes of meeting the Required Spinco 3rd Lien Noteholder 75% threshold.

d.

Upon the exercise of the Spinco Call on the Spinco Call Exercise Date, each Spinco 3rd Lien Noteholder will receive Spinco shares (such Spinco 3rd Lien Noteholder becoming a “Spinco 3rd Lien Shareholder”) pro rata in accordance with the outstanding principal amount of its Spinco 3rd Lien Notes (the “Call Date Note Amount”) as of such date. In the event any Spinco 3rd Lien Noteholder fails to pay its pro rata share of the Spinco Call Payment under the foregoing clause (z), such Spinco 3rd Lien Noteholder may receive equity distributions in respect of the Spinco shares only in an amount up to the Call Date Note Amount and upon receipt of the Call Date Note Amount, such Non-Funding Spinco 3rd Lien Noteholder, shall automatically forfeit (1) all voting rights in respect of its Spinco shares, and such shares will no longer be used in any respect in the calculation of Required Spinco 3rd Lien Shareholders (as defined below), (2) any right to designate a member of the Board of Spinco, with such Board Member to be replaced by the Required Spinco Shareholders, if applicable, and (3) all rights to receive any further distributions as a Spinco 3rd Lien Shareholder or in respect of the Spinco Assets. Upon payment of distributions sufficient to satisfy the Call Date Note Amount of each Spinco 3rd Lien Shareholder, any subsequent distributions in respect of the Spinco shares shall be made solely in respect of Spinco shares held by the Funding Spinco 3rd Lien Noteholders pro rata in accordance with the amount of the Spinco Call Payment funded by each such Spinco 3rd Lien Noteholder. Notwithstanding the foregoing, (i) in the event Douglas Manchester does not fund his pro rata share of the Spinco Call Payment, Navation, Inc. will have the right to fund such amount in lieu of Douglas Manchester (the “Navation Funding Right”), and upon the payment in full of the Call Date Note Amount, Navation, Inc. shall have the right to vote the shares formerly held by Douglas Manchester, Navation Inc.’s pro rata share of the funded amount of the Spinco Call Payment shall be increased by the amount funded in lieu of Douglas Manchester, and Navation, Inc. shall have the right to retain Douglas Manchester as the Director formerly entitled to be designated by Douglas Manchester as set forth in clause 4.e below, and (ii) in the event Navation, Inc. does not fund its pro rata share of the Spinco Call Payment, Douglas Manchester will have the right to fund such amount in lieu of Navation, Inc. (the “Manchester Funding Right”) and upon the payment in full of the Call Date Note Amount, Douglas Manchester shall have the right to vote the shares formerly held by Navation Inc., Douglas Manchester’s pro rata share of the funded amount of the Spinco Call Payment shall be increased by the amount funded in lieu of Navation, Inc., and Douglas Manchester shall have the right to retain the designee of Navation, Inc. as the Director formerly entitled to be designated by Navation, Inc. as set forth in clause 4.e below.

e.

Upon exercise of the Spinco Call, the existing Board of Directors of Spinco shall be replaced. At such time, the size of the Board of Spinco shall be set and remain at five (5) directors and may be increased or decreased only with the vote of at least four (4) out of the five (5) directors. Each stockholder of Spinco shall agree for the three year period commencing on the Spinco Call Exercise Date (which three year period shall automatically be extended for an additional three year period unless at least four (4) of the five (5) directors vote not to extend such period) to vote, or cause to be voted, all shares owned by such stockholder, or over which such stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board of Directors of the Company: one (1) person designated by Avenue Capital Management, LLC (the “Avenue Designee”); one (1) person designated by Solus Alternative Asset Management LP (the “Solus Designee”); one (1) person designated by Polygon Recovery Fund L.P. (the “Polygon Designee”); one (1) person designated by Douglas F. Manchester (the “Manchester Designee”); and one (1) person designated by Navation Inc. (the “Navation Designee”); provided that in the event any of the foregoing entities or individuals shall hold beneficially less than 3.5% of the Spinco shares (other than Navation, Inc. if Navation, Inc. has exercised the Navation, Inc. Funding Right or Douglas Manchester if Douglas Manchester has exercised the Manchester Funding Right), the right of such entity or individual to appoint a board member shall cease and such Board member shall be replaced by the Required Spinco Shareholders. In the event any Spinco 3rd Lien Shareholder purchases the Spinco shares of an entity or individual entitled to designate a member of the Board, such Spinco 3rd Lien Shareholder shall succeed to the right to designate the member of the Board formerly designated by the selling Spinco 3rd Lien Shareholder.

f.

The operations and management of Spinco shall be as directed by the Board. It will require the vote of not less than four of the five directors of the Board to make decisions with respect to any material actions of Spinco. Material actions shall include: (i) entering into any sale of Spinco or the Spinco Assets, (ii) entering into any transaction resulting in a change of control, (iii) liquidating or dissolving Spinco; (iv) amending or otherwise modifying Spinco’s charter documents; (v) declaring or making any distribution; (vi) requesting or accepting any additional capital contribution or redeeming any capital stock of Spinco; (vii) entering into any affiliate transaction; (viii) entering into any material agreement for the purchase or sale of any assets, stock or other equity interest in a business; (ix) giving any guarantee, indemnity, security interest, lien or mortgage in respect of the liabilities or obligations of any person or the making or incurring of any loan, advance or giving or incurring of any credit in excess of $100,000 in the aggregate during any twelve-month period; (x) issuing or granting any capital stock or other profit participation rights in Spinco; (xi) engaging in any business other than owning the Spectrum Assets and activities incidental thereto; (xii) forming any additional subsidiaries; (xiii) entering into any partnership or joint venture; (xiv) entering into, terminating or modifying any agreement under which obligations or receivables are reasonably expected to be in excess of $100,000 in the aggregate during any twelve-month period; and (xv) hiring or terminating the employment of any employee having compensation in excess of $100,000. Spinco may not enter into any agreement having any material effect on the Spinco Assets or liabilities absent the direction of the Required Spinco 3rd Lien Shareholders, including any sale, lease or encumbrance of the Spinco Assets. “Required Spinco 3rd Lien Shareholders” means Spinco 3rd Lien Shareholders holding at least 75% of the outstanding Spinco shares.

g.

Promptly following the signing of the Merger Agreement (as defined below), the parties will file any necessary applications for FCC approval of the transfer of voting control of Spinco to the Spinco 3rd Lien Noteholders (the date of such approval, the “Spinco Governance Effective Date”).

h.

Upon notification by the Acquiror that the Merger is to occur and that all conditions in Section 6.1 (other than Section 6.1(c)) and 6.2 have been satisfied or waived other than those conditions which by their nature can only be satisfied at closing, immediately prior to the consummation of the Merger, the Spinco Call shall be exercised and the Spinco 3rd Lien Notes shall be redeemed in full in connection with the exercise of the Spinco Call for all of the equity interests in Spinco (the “Spinco 3rd Lien Note Redemption”).

i.

Notwithstanding anything herein to the contrary, at such time as there are no restrictions under the Intercreditor Agreement or the Note Purchase Agreement, with respect to the distribution of proceeds of the Spinco Assets to the Spinco 3rd Lien Shareholders, any proceeds of cash or securities constituting proceeds of any Spinco Assets shall be distributed to the Spinco 3rd Lien Shareholders in accordance with their pro rata shares of the of Spinco shares or the Spinco Call Payment Amount, as applicable, without any further action or approval of any kind, including any approval of the Spinco Board of Directors.

5.

The Noteholders will agree to forbear from exercising remedies through the earlier of the termination date of the Merger Agreement and the commencement of a bankruptcy; provided that such forbearance shall not prohibit the direction of the operations of Spinco by the Spinco 3rd Lien Noteholders subsequent to the Spinco Call Exercise Date or dispositions of Spinco collateral, subject in each case to the Note Purchase Agreements and the Intercreditor Agreement with respect to the application of the proceeds of such dispositions.

6.

The holders of the 1st Lien Notes will extend a working capital line of credit of up to $15mm in the form of incremental 1st Lien Notes with a coupon of 10% and “first out” with respect to existing 1st Lien Notes to the extent necessary for the operations and expenses of Listco or Spinco.

B.	Certain Documentation

The following agreements, inter alia, will be entered into on the signing date:

1.	The Acquiror shall enter into the Merger Agreement with Listco to acquire Listco for $1 per share in cash plus $25mm, otherwise payable to the shareholders, being held in escrow (together with $25mm deposited in escrow in accordance with the Note Purchase Agreements) for a two-year period (75% of the amount remaining in escrow and not subject to a reserve to be released after one year and the remainder released after two years) (the foregoing transaction, the “Merger”).

2.	Acquiror shall enter into note purchase agreements with each of the Noteholders (the “Note Purchase Agreements”), with terms as follows:

a.

Immediately prior to Effective Time, Spinco will redeem all of the Spinco 3rd Lien Notes and the Listco 3rd Lien Notes not to be purchased by Acquiror pursuant to clause 2(a)(ii) below (the “Acquiror Purchased Listco 3rd Lien Notes”) in connection with the exercise of the Spinco Call, and Acquiror will purchase all of the outstanding 1st Lien Notes and 2nd Lien Notes, and will purchase the Acquiror Purchased Listco 3rd Lien Notes.

i.	The 1st Lien Notes and the 2nd Lien Notes shall be redeemed for cash in an amount equal to par plus accrued interest through the redemption date.

ii.

The portion of the Listco 3rd Lien Notes not to be redeemed in full shall be purchased for cash equal to $550mm minus the amount paid pursuant to clause (i) (subject to purchase price adjustments set forth in the Note Purchase Agreement), with $25mm being held in escrow for one year.

iii.

As set forth above, upon notification by the Acquiror that the Merger is to occur and there are no remaining conditions thereto, immediately prior to the Effective Time, the Spinco 3rd Lien Note Redemption shall occur.

b.	Each Noteholder will agree with Acquiror not to directly or indirectly take action to put the Borrower/Listco into a voluntary or involuntary bankruptcy or similar proceeding.

c.

In the event of a bankruptcy or similar action by or in respect of Listco/Borrower prior to the closing date of the merger, Acquiror will have a right to purchase the Listco 3rd Lien Notes for $550mm minus (x) the purchase price of the 1st Lien Notes and the 2nd Lien Notes at par plus accrued interest through the purchase date and (y) any discount in the Allowed Amount as set forth in the Note Purchase Agreement relating to the Listco 3rd Lien Notes (the “Acquiror Listco 3rd Lien Call Right”).

d.

Acquiror will agree not to take any action adverse in any respect to the 1st Lien Notes, the 2nd Lien Notes, the Listco 3rd Lien Notes, the Spinco 3rd Lien Notes, or the Noteholders in any bankruptcy or similar proceeding of Listco or Borrower or any guarantor thereof, including (i) entering into, proposing, or supporting any agreement to prime such obligations, (ii) proposing, supporting or voting in favor of a plan other than a plan that proposes to pay the 1st Lien Noteholders and 2nd Lien Noteholders in full in cash on the effective date of such plan, or (iii) challenging any claims or liens of the Noteholders.

3.

Upon the exercise of the Acquiror Listco 3rd Lien Call Right, (i) the guarantee by Borrower, Listco, and all other guarantors of any Spinco 3rd Lien Notes shall terminate, (ii) the guarantee by Spinco of the Listco 3rd Lien Notes shall terminate, and (iii) the guarantee by Spinco of the 1st and 2nd Lien Notes shall remain in effect.

III.	CLOSING

A.	Closing Absent Bankruptcy or Similar Action

1.

Upon satisfaction of the closing conditions of the Merger (including for example, FCC approval), (i) the Spinco 3rd Lien Note Redemption will occur, (ii) Acquiror will (x) pursuant to the terms of the Note Purchase Agreements, cause all of the 1st Lien Notes and 2nd Lien Notes and the Acquiror Purchased Listco 3rd Lien Notes to be redeemed, for the amounts set forth in Paragraph II.B.2(a), and (y) consummate the Merger in accordance with the Merger Agreement. Spinco’ s guarantee of the 1st Lien Notes, the 2nd Lien Notes and the Listco 3rd Lien Notes will terminate at such time.

B.	Rights Upon Bankruptcy or Similar Action

1.

Acquiror may exercise the Acquiror Listco 3rd Lien Call Right to acquire all of the Listco 3rd Lien Notes and can thereafter credit bid such notes and/or vote the claims in respect of the Listco 3rd Lien Notes in the bankruptcy with the 1st Lien Notes and 2nd Lien Notes being repaid in full in cash on the consummation of any purchase pursuant to that bid or any other credit bid.

2.

Upon the exercise of the Acquiror Listco 3rd Lien Call Right, the guarantees by Listco, Borrower, and any other guarantors (other than any subsidiaries of Spinco) of the Spinco 3rd Lien Notes shall terminate, and the guarantees by Spinco and its subsidiaries of the Listco 3rd Lien Notes shall terminate. The guarantee by Listco, and all other guarantors (other than Spinco and its subsidiaries) of the 1st Lien Notes and the 2nd Lien Notes shall remain in effect; the guarantee by Borrower, and all other guarantors (other than Spinco and its subsidiaries) of the Listco 3rd Lien Notes shall remain in effect; and the guarantee by Spinco and its subsidiaries of the 1st Lien Notes and the 2nd Lien Notes shall remain in effect.

3.	If Acquiror elects not to exercise its Acquiror Listco 3rd Lien Call Right, all rights, guarantees, etc. of the Noteholders will continue as then in effect.

4.	Noteholders will agree not to, directly or indirectly (A) solicit, initiate, encourage, or knowingly facilitate or induce any inquiry with respect to or that could reasonably be expected to lead to the making or submission of any Company Alternative Proposal (as defined in the Note Purchase Agreements), (B) participate in any discussions or negotiations (except discussions in which Acquiror and its Affiliates are participating and which are (i) permitted under the Merger Agreement and (ii) being conducted in accordance with the terms thereof) regarding, or furnish to any person any nonpublic information relating or with respect to, any Company Alternative Proposal, or in response to any inquiries or proposals that could reasonably be expected to lead to any Company Alternative Proposal, (C) engage in discussions or negotiations with any person (except discussions in which Listco and its affiliates are participating and which are (i) permitted under the Merger Agreement and (ii) being conducted in accordance with the terms thereof) with respect to any Company Alternative Proposal or (D) approve, endorse or recommend any Company Alternative Proposal.

5.	For the avoidance of doubt, in any proceeding under the Bankruptcy Code or any other international, federal or state bankruptcy, insolvency or debtor relief law in which the Listco or any of its subsidiaries is a debtor or otherwise the subject, nothing shall preclude any Noteholder from exercising any rights or remedies or taking any enforcement action to protect the value of or recovery on its claims in such proceeding, including, without limitation, seeking adequate protection under sections 362, 363, or 364 of the Bankruptcy Code, contesting Listco’s or any of its subsidiaries’ use of cash collateral in such proceeding, and contesting Listco’s or any of its subsidiaries’ incurrence of post petition indebtedness.